EXHIBIT 4.1(b)

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of July 23, 2003 (this “First Supplemental Indenture”), is by and among CB Richard Ellis Services, Inc., a Delaware corporation (“CB Richard Ellis Services”), CBRE Holding, Inc., a Delaware corporation (“Parent”), each of the parties identified as a Subsidiary Guarantor on the signature pages hereto (each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, CBRE Escrow, Inc. (the “Issuer”) and the Trustee are parties to an indenture dated as of May 22, 2003 (the “Indenture”), providing for the issuance of the Issuer’s 9¾% Senior Notes due May 15, 2010 (the “Notes”);

WHEREAS, the Issuer has merged with and into CB Richard Ellis Services (the “Escrow Merger”);

WHEREAS, Apple Acquisition Corp. has merged with and into Insignia Financial Group, Inc. (the “Merger”);

WHEREAS, as a result of the Escrow Merger, CB Richard Ellis Services is assuming, by and under this First Supplemental Indenture, the Issuer’s obligations for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of each covenant of the Indenture on the part of the Issuer to be performed or observed;

WHEREAS, pursuant to Section 4.13 of the Indenture, on the date of the Merger, Parent shall, and CB Richard Ellis Services shall cause the Subsidiary Guarantors to, execute and deliver to the Trustee a supplemental indenture pursuant to which Parent and such Subsidiary Guarantors shall unconditionally and irrevocably guarantee CB Richard Ellis Services’ obligations with respect to the Notes on the terms set forth in the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Assumption by CB Richard Ellis Services. CB Richard Ellis Services hereby assumes the Issuer’s obligations for the due and punctual payment of the principal of, premium, if any, and interest on all outstanding Notes issued pursuant to the Indenture and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuer. CB Richard Ellis Services is hereby substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if CB Richard Ellis Services had been named as the Issuer in the Indenture, and CB Richard Ellis Services is a successor corporation under the Indenture.

3. Notation on Notes. Notes authenticated and delivered after the date hereof may bear the following notation, which may be stamped or imprinted thereon:

“In connection with the merger of CBRE Escrow, Inc. (the “Issuer”) with and into CB Richard Ellis Services, Inc. (“CB Richard Ellis Services”) and pursuant to the First Supplemental Indenture dated as of July 23, 2003, CB Richard Ellis Services has assumed the Issuer’s obligations for the due and punctual payment of the principal of, premium, if any, and interest on this Note and the performance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuer.”

4. Agreements to Become Guarantors. Parent and each of the Subsidiary Guarantors hereby unconditionally and irrevocably guarantee CB Richard Ellis Services’ obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and agree to be bound by all other provisions of the Indenture and the Notes applicable to a Guarantor therein.

5. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6. Notices. For purposes of Section 11.02 of the Indenture, the address for notices to CB Richard Ellis Services, Parent and each of the Subsidiary Guarantors shall be:

c/o CB Richard Ellis Services, Inc.

355 South Grand Avenue

Suite 3100

Los Angeles, CA 90071

Attention: Kenneth J. Kay

7. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

8. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

9. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by CB Richard Ellis Services, Parent and the Subsidiary Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

CB RICHARD ELLIS SERVICES, INC.

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Senior Vice President and Secretary

CBRE HOLDING, INC.

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Senior Vice President and Secretary

BAKER COMMERCIAL REALTY, INC., as a Subsidiary Guarantor

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Senior Vice President and Secretary

BONUTTO-HOFER INVESTMENTS, as a Subsidiary Guarantor

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Executive Vice President and Secretary

CB RICHARD ELLIS, INC., as a Subsidiary Guarantor

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Executive Vice President and Secretary

CB RICHARD ELLIS CORPORATE FACILITIES MANAGEMENT, INC., as a Subsidiary Guarantor

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Executive Vice President and Secretary

CB RICHARD ELLIS INVESTORS, INC., as a Subsidiary Guarantor

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Senior Vice President and Assistant Secretary

CB RICHARD ELLIS INVESTORS, L.L.C., as a Subsidiary Guarantor

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Vice President and Assistant Secretary

CB RICHARD ELLIS OF CALIFORNIA, INC., as a Subsidiary Guarantor

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Vice President and Secretary

CBRE CONSULTING, INC., as a Subsidiary Guarantor

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Senior Vice President and Secretary

CBRE HR, INC., as a Subsidiary Guarantor

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Senior Vice President and Secretary

CBRE-PROFI ACQUISITION CORP., as a Subsidiary Guarantor

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Senior Vice President and Secretary

CBRE/LJM MORTGAGE COMPANY, L.L.C., as a Subsidiary Guarantor

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Vice President and Assistant Secretary

CBRE/LJM-NEVADA, INC., as a Subsidiary Guarantor

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Vice President and Secretary

CBREI FUNDING, L.L.C., as a Subsidiary Guarantor

By:	CB Richard Ellis Investors, L.L.C., its sole member

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Vice President and Assistant Secretary

CBREI MANAGER, L.L.C., as a Subsidiary Guarantor

By:	CB Richard Ellis Investors, L.L.C., its sole member

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Vice President and Assistant Secretary

EDWARD S. GORDON MANAGEMENT CORPORATION, as a Subsidiary Guarantor

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Senior Vice President and Secretary

GLOBAL INNOVATION ADVISOR, L.L.C., as a Subsidiary Guarantor

By:	CB Richard Ellis Investors, L.L.C., its member

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Executive Vice President and Secretary

HOLDPAR A, as a Subsidiary Guarantor

By:	CB Richard Ellis, Inc., its majority interest holder

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Executive Vice President and Secretary

HOLDPAR B, as a Subsidiary Guarantor

By:	CB Richard Ellis, Inc., its majority interest holder

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Executive Vice President and Secretary

IBT VI, INC., as a Subsidiary Guarantor

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Senior Vice President and Secretary

IBTHAI, INC., as a Subsidiary Guarantor

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Senior Vice President and Secretary

I/ESG OCTANE HOLDINGS, LLC as a subsidiary Guarantor

By:	Insignia/ESG, Inc., its sole member

By:	/S/ ELLIS D. REITER, JR.

	Name:	Ellis D. Reiter, Jr.
	Title:	Senior Vice President and Secretary

IIII-BSI HOLDINGS, LLC, as a subsidiary Guarantor

By:	Insignia/ESG, Inc., its managing member

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Senior Vice President and Secretary

IIII-SSI HOLDINGS, LLC, as a Subsidiary Guarantor

By:	Insignia/ESG, Inc., its managing member

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Senior Vice President and Secretary

INSIGNIA/ESG, INC., as a Subsidiary Guarantor

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Senior Vice President and Secretary

INSIGNIA/ESG CAPITAL CORPORATION, as a Subsidiary Guarantor

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Senior Vice President and Secretary

INSIGNIA/ESG NORTHEAST, INC., as a Subsidiary Guarantor

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Senior Vice President and Secretary

INSIGNIA CAPITAL INVESTMENTS, INC., as a Subsidiary Guarantor

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Senior Vice President and Secretary

INSIGNIA FINANCIAL GROUP, INC., as a Subsidiary Guarantor

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Senior Vice President and Secretary

INSIGNIA FINANCIAL SERVICES, INC., as a Subsidiary Guarantor

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Senior Vice President and Secretary

INSIGNIA INVESTMENT MANAGEMENT, INC., as a Subsidiary Guarantor

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Senior Vice President and Secretary

INSIGNIA IP INC., as a Subsidiary Guarantor

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Senior Vice President and Secretary

INSIGNIA ML PROPERTIES, LLC, as a Subsidiary Guarantor

By:	Insignia/ESG, Inc., its sole member

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Senior Vice President and Secretary

INSIGNIA RO, INC., as a Subsidiary Guarantor

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Senior Vice President and Secretary

KOLL CAPITAL MARKETS GROUP, INC., as a Subsidiary Guarantor

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Executive Vice President and Secretary

KOLL INVESTMENT MANAGEMENT, INC., as a Subsidiary Guarantor

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Vice President and Secretary

KOLL PARTNERSHIPS I, INC., as a Subsidiary Guarantor

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Executive Vice President and Secretary

KOLL PARTNERSHIPS II, INC., as a Subsidiary Guarantor

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Executive Vice President and Secretary

L.J. MELODY & COMPANY, as a Subsidiary Guarantor

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Vice President and Assistant Secretary

L.J. MELODY & COMPANY OF TEXAS, L.P., as a Subsidiary Guarantor

By:	CBRE/LJM Mortgage Company, L.L.C., its general partner

By:	/s/ ELLIS D. REITER, JR.
	Name:	Ellis D. Reiter, Jr.
	Title:	Vice President and Assistant Secretary

LJMGP, LLC, as a Subsidiary Guarantor

By:	/s/ ELLIS D. REITER, JR.
	Name:	Ellis D. Reiter, Jr.
	Title:	Vice President and Assistant Secretary

SOL L. RABIN, INC., as a Subsidiary Guarantor

By:	/s/ ELLIS D. REITER, JR.
	Name:	Ellis D. Reiter, Jr.
	Title:	Vice President and Secretary

VINCENT F. MARTIN, JR., INC., as a Subsidiary Guarantor

By:	/s/ ELLIS D. REITER, JR.
	Name:	Ellis D. Reiter, Jr.
	Title:	Vice President and Secretary

WESTMARK REAL ESTATE ACQUISITION PARTNERSHIP, L.P., as a Subsidiary Guarantor

By:	CB Richard Ellis, Inc., its general partner

By:	/s/ ELLIS D. REITER, JR.
	Name:	Ellis D. Reiter, Jr.
	Title:	Executive Vice President and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ PAULA M. OSWALD
	Name:	Paula M. Oswald
	Title:	Vice President